[Exhibit 5.1]
[LETTERHEAD OF VENABLE LLP]
September 2, 2008
Cogdell Spencer Inc.
4401 Barclay Downs Drive
Suite 300
Charlotte, North Carolina 28209
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
          We have served as Maryland counsel to Cogdell Spencer Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”), covered by the above-referenced Registration Statement (the “Registration Statement”), under the Securities Act of 1933, as amended (the “1933 Act”). The Shares may be issued under the Cogdell Spencer Inc. 2005 Long Term Incentive Plan (the “Plan”).
          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The Registration Statement, substantially in the form in which it was transmitted to the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act;
          2. The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);
          3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;
          4. Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company, relating to the adoption of the Plan and the issuance of shares of Common Stock under the Plan, certified as of the date hereof by an officer of the Company;
          5. The Plan;
          6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;
          7. A certificate executed by an officer of the Company, dated as of the date hereof; and

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.
          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.
          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          5. The Plan was approved by the stockholders of the Company by the vote and in the manner required by all applicable laws, rules and regulations of governmental authority and the rules of the New York Stock Exchange and any stock exchange on which the Common Stock may be listed at the time of sale.
          6. The Shares will not be issued or transferred in violation of Article VI of the Charter or any restrictions in the Plan.
          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. The Company is a corporation duly incorporated and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.
          2. The issuance of the Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Charter, the Registration Statement, the Plan and the Resolutions (assuming that, upon any issuance of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter), the Shares will be validly issued, fully paid and nonassessable.
          The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with, or the applicability of, federal or state securities laws, including the securities laws of the State of Maryland.

The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.
          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
Very truly yours,

/s/  Venable LLP

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